                                                                Exhibit 4(c)(19)

                                                                  EXECUTION COPY

                                 FIRST AMENDMENT
                                       TO
                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

     This FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT ("First Amendment") is made as of September 20, 2006 by and among Credit Acceptance Corporation, a Michigan corporation ("Company"), Comerica Bank and the other banks signatory hereto (individually, a "Bank" and collectively, the "Banks") and Comerica Bank, as administrative agent for the Banks (in such capacity, "Agent").

                                    RECITALS

     A. Company, Agent and the Banks entered into that certain Fourth Amended and Restated Credit Acceptance Corporation Credit Agreement dated as of February 7, 2006 (the "Credit Agreement") under which the Banks renewed and extended (or committed to extend) credit to the Company, as set forth therein.

     B. The Company has requested that Agent and the Banks agree to certain amendments to the Credit Agreement and Agent and the Banks are willing to do so, but only on the terms and conditions set forth in this First Amendment.

     NOW, THEREFORE, Company, Agent and the Banks agree:

1. Section 1 of the Credit Agreement is hereby amended by amending and restating, the following definitions:

     "Borrowing Base Limitation" shall mean, as of any date of determination, an amount equal to (i) seventy-five percent (75%) of Dealer Loans Receivable, plus (ii) seventy -five percent (75%) of the Purchased Contract Balance, minus (iii) the Hedging Reserve and minus (iv) the aggregate principal amount outstanding from time to time of any Debt (other than the Indebtedness) secured by any of the Collateral; provided, however, that, at any time, the portion of the Borrowing Base Limitation derived from the Purchased Contract Balance under clause (ii) of this definition shall not exceed a maximum of twenty-five percent (25%) of the aggregate Borrowing Base Limitation; and provided, further, that if, at any time, the advance rates under any Securitization Transaction (other than a Bridge Securitization) set forth in the related Securitization Documents ("Securitization Advance Rates") are lower than the applicable advance rates expressed in clauses (i) or (ii) of this definition ("Credit Agreement Advance Rates"), the applicable Credit Agreement Advance Rates shall be deemed to be automatically reduced to the lowest Securitization Advance Rates then in effect, such reduction to remain in effect so long as the Securitization Advance Rates are lower than the Credit Agreement Advance Rates set forth in this definition. At no time, however, shall the Credit Agreement Advance Rates exceed seventy-five percent (75%)."

     "Dealer Loans Receivable" shall mean, as of any applicable date of determination, the amount of loans receivable, as such amount would appear in the Consolidated financial statements of the Company and its Subsidiaries prepared in accordance with GAAP (net of any reserves established by the Company as an allowance for credit losses related to such dealer loans receivable, provided that, for purposes of determining the Borrowing Base and compliance with the covenants under Section 7.4 through 7.7 hereof, Dealer Loans Receivable shall not include (a) the net book value of Dealer Loan Pools transferred or encumbered pursuant to a Permitted Securitization (whether or not attributable to the Company under GAAP), unless and until such Dealer Loan Pools are reassigned to the Company or a Domestic Subsidiary of the Company or such encumbrances are discharged and a Uniform Commercial Code financing statement or amendment is on file to perfect or re-perfect, as the case may be, the Lien over such pools (and the Dealer Advances and other financial assets covered thereby) in favor of Agent for and on behalf of the Banks,or (b) Dealer Loans which are not secured by the Installment Contracts relating thereto."

     "Permitted Securitization(s)" shall mean each transfer or encumbrance (each a "disposition") of (I) specific Dealer Loan Pools (and any interest in and lien on the Installment Contracts, motor vehicles, and other rights and financial assets relating thereto) or specific Purchased Contracts (and any interest in and lien on motor vehicles and other rights and financial assets relating thereto, or (II) the trust certificate issued to evidence the residual interest in Dealer Loan Pools and other financial assets transferred or encumbered pursuant to a prior Permitted Securitization, in each case by the Company or one or more of its Subsidiaries to one or more Special Purpose Subsidiaries or, in the case of a Securitization Transaction described in Clause (II) of this definition (a "Bridge Securitization"), from one Special Purpose Subsidiary to another Special Purpose Subsidiary, conducted in accordance with the following requirements:

          (a) Each disposition in clause (I) shall identify with reasonable certainty the specific Dealer Loan Pools or Purchased Contracts, as applicable, covered by such disposition; and (x) such Dealer Loan Pools or Purchased Contracts shall have performance and other characteristics so that the quality of such Dealer Loan Pools or Purchased Contracts, as the case may be, is comparable to, but not materially better than, the overall quality of the Company's Dealer Loan Pools or Purchased Contracts, as applicable, as determined in good faith by the Company in its reasonable discretion or (y) with respect to any such assets assigned to an uncapped Dealer Loan Pool subsequent to such Dealer Loan Pool becoming a Securitized Pool in conformity with the standards set forth in clause (x) of this subparagraph (a), the assets covered by such dispositions were assigned to such Dealer Loan Pool in the order such assets were originated and without the exercise of any discretion by the Company;

          (b) Both before and after giving effect to such disposition (and taking into account any reduction in the Indebtedness with the proceeds of such disposition as required hereunder), the Company shall be in compliance with the Borrowing Base Limitation, and, in the case of any disposition to an uncapped Securitized Pool, none of the assets covered by such disposition were included, prior to such disposition, in the most recent Borrowing Base Certificate delivered to Agent under Section 7.3(d);

          (c) Each such Securitization Transaction shall be structured on the basis of the issuance of Debt or other similar securities by one or more Special Purpose Subsidiaries which Debt or other securities shall be without recourse to Company and its other Subsidiaries, except to the extent of normal and customary representations and warranties given as of the date of each such disposition, and not as continuing representations and warranties, and otherwise on normal and customary terms and conditions for comparable asset based securitization transactions, which may include Cleanup Call provisions (it being understood that, for purposes of this subparagraph (c), the terms and conditions governing Securitization Transactions made by the Company prior to the date of this Agreement shall be deemed to have been made on normal and customary terms and conditions for comparable securitization transactions);

          (d) Concurrently with each such disposition (except for dispositions to an uncapped Securitized Pool whether or not pursuant to a revolving, expansion or relending feature included in a Prior Securitization (for purposes of this definition, a "Revolving Feature"), in each case to the extent that no disposition proceeds are available as a result of such dispositions for application hereunder), the net proceeds of such disposition (net of customary third party transaction fees and expenses and, if applicable, after applying the proceeds of such disposition to repay any Debt to which the related financial assets are subject):

          shall be applied to reduce the principal balance outstanding under the Revolving Credit (to the extent then outstanding, and including the aggregate amount of drawings made under any Letter of Credit for which the Agent has not received full payment) by the amount of such net proceeds, subject to the right to reborrow in accordance with this Agreement;

          provided, however, that to the extent that, on the date any reduction of the principal balance outstanding under the Revolving Credit shall be required under this clause (d), the Indebtedness under the Revolving Credit is being carried, in whole or in part, at the Eurodollar-based Rate and no Default or Event of Default has occurred and is continuing, the Company may, after prepaying that portion of the Indebtedness then carried at the Prime-based Rate, deposit the amount of such required principal reductions in a cash collateral account to be held by the Agent, for and on behalf of the Banks (which shall be an interest-bearing account), on such terms and conditions as are reasonably acceptable to Agent and the Majority Banks and, subject to the terms and conditions of such cash collateral account, sums on deposit therein shall be applied (until exhausted) to reduce the principal balance of the Revolving Credit on the last day of each Interest Period attributable to the applicable Eurodollar-based Advances of the Revolving Credit; and provided further that Agent and the Banks acknowledge that any proceeds of any such Debt incurred pursuant to a Permitted Securitization remaining after the application of such proceeds as required by this clause (d) may be held or invested in Permitted Investments or otherwise invested or applied in any manner not prohibited by this Agreement; and

          (e) Both immediately before and after such disposition, no Default or Event of Default (whether or not related to such disposition) has occurred and is continuing.

     In connection with each Permitted Securitization to be conducted hereunder, the Company shall provide the following:

               (i) other than in the case of a Bridge Securitization, to the Agent, (x) not less than three (3) Business Days prior to the date of consummation thereof (or such lesser period as approved by Agent) or (y) solely in the case of dispositions to uncapped Securitized Pools pursuant to a Revolving Feature, not less than three (3) Business Days prior to the date of the release of the financial assets covered by such disposition (or such lesser period as approved by Agent), (I) a certification that, after giving effect to such disposition, it will be in compliance with the Borrowing Base Limitation and that none of the assets covered by such disposition were included in the most recent quarterly Borrowing Base Certificate delivered to Agent under Section 7.3(d) hereof prior to such disposition or (II) a new Borrowing Base Certificate (and any supporting information reasonably required by the Agent) dated as of the proposed date of the applicable disposition or release and, based on projected information, giving effect to such disposition and confirming compliance with the Borrowing Base Limitation;

               (ii) to the Agent and the Banks (x) not less than five (5) Business Days prior to the date of consummation thereof (or such lesser period as approved by Agent), proposed drafts of the material Securitization Documents covering the applicable Securitization Transaction (and the term sheet or commitment relating thereto) and (y) within ten (10) Business Days following the consummation thereof, executed copies of such Securitization Documents, including, if applicable, a summary of any material changes from the draft documents delivered to Agent and the Banks prior thereto, except that if such Securitization Transaction consists solely of dispositions pursuant to a Revolving Feature, the Company shall only be required (I) under clause (x) of this subparagraph (ii), to deliver to Agent, not less than three (3) Business Days prior to the consummation thereof (or such lesser period as approved by Agent), a certification that the applicable Securitization Documents remain in effect substantially in the form previously furnished to Agent and the Banks (or identifying any material changes, and attaching any proposed amendment, supplement or other document delivered under such prior Securitization Documents to effect such dispositions) and (II) under clause (y) of this subparagraph (ii), to deliver to Agent executed copies of any such amendment, supplement or other document;

               (iii) except in the case of dispositions to uncapped Securitized Pools or any Bridge Securitization, to the Agent, not less than three (3) Business Days prior to the date of consummation thereof (or such lesser period as approved by Agent), (I) a schedule substantially in the form delivered for Permitted Securitizations under the Prior Credit Agreement identifying the specific Dealer Loan Pools or Purchased Contracts, as applicable, proposed to be covered by such transaction, accompanied by (II) a request that the Agent release such assets from the Lien of the Security Agreement and a certification that the proposed Securitization Transaction (and related dispositions) constitutes a Permitted Securitization hereunder, whereupon the financial assets covered by such dispositions which have been originated prior to the date of such release shall be promptly released by Agent; and in the case of a disposition to an uncapped Securitized Pool in a Prior Securitization, all remaining financial assets assigned thereafter to the applicable uncapped Securitized Pool in the ordinary course, whether originated before or after the date of release, shall be so released and the Lien of the Security Agreement shall be deemed not to attach to any such assets when the Company or any of its Subsidiaries subsequently acquires rights in, to or under such assets and such assets are assigned to an uncapped Securitized Pool; and

               (iv) only if the applicable Securitization Transaction is not related to a Prior Securitization, is a Bridge Securitization or involves the disposition or release of any assets which were covered by the most recent quarterly Borrowing Base Certificate delivered to Agent under Section 7.3(d) hereof and the aggregate net book value of the Dealer Loan Pools (as included in Dealer Loans Receivable) or Purchased Contracts, as applicable, covered by such dispositions (or related series of dispositions) in any calendar month exceeds or would exceed (after giving effect to any proposed disposition) Seven Million Five Hundred Thousand Dollars ($7,500,000), collection information regarding the Installment Contracts securing the Dealer Loan Pools or Purchased Contracts of the Company and its Subsidiaries proposed to be covered by such transaction (with evidence supporting its determination under clause (x) of subparagraph (a) of this definition, if applicable, including without limitation a "static pool analysis" comparable to the static pool analysis required to be delivered under Section 7.3(c) hereof with respect to such Dealer Loan Pools or Purchased Contracts)."

2. Section 7 of the Credit Agreement is amended by amending and restating the preamble thereof, as follows:

     "Company covenants and agrees that it will, and, as applicable, it will cause its Subsidiaries (but excluding, for purposes of Sections 7.1, 7.3 through 7.8, 7.17 and 7.18 through 7.20 hereof, any Special Purpose Subsidiary) to, so long as any of the Banks are committed to make any Advances under this Agreement and thereafter so long as any Indebtedness remains outstanding under this Agreement:"

3. Section 8 of the Credit Agreement is amended by amending and restating clause (j) of Section 8.8, as follows:

     "(j) Investments in any Subsidiary (including, without limitation, any Special Purpose Subsidiary) from and after the date hereof, consisting of
     (v) dispositions made pursuant to a Permitted Securitization and the resultant Debt issued by a Special Purpose Subsidiary to another Subsidiary as part of a Permitted Securitization, in each case to the extent constituting Investments hereunder; (w) advances by Company (as servicer or administrative agent) which are permitted under the definition of Permitted Guaranties; (x) the repurchase or replacement from and after the Effective Date hereof of an aggregate amount (based on the net book value thereof) not to exceed $5,000,000 in Dealer Loan Pools or Purchased Contracts or related pools thereof subsequently determined not to satisfy the eligibility standards contained in the applicable Securitization Documents relating to a Permitted Securitization or otherwise required to be repurchased by the applicable Securitization Documents entered into in compliance with the terms of this Agreement, so long as (i) such replacement is accompanied by the repurchase of or release of encumbrances on such financial assets previously transferred or encumbered pursuant to such securitization and in the amount thereof, (ii) any replacement Dealer Loan Pools or Purchased Contracts which are selected by Company according to the requirements set forth in clause (a) of the definition of Permitted Securitization and (iii) such replacements are made at a time when (both before and after giving effect thereto) no Default or Event of Default has occurred and is continuing; (y) capital contributions made from time to time to a Special Purpose Subsidiary in connection with a Bridge Securitization concurrent with the purchase of the applicable trust certificate, each such capital contribution in an amount not to exceed the value of the trust certificate being purchased by such Special Purpose Subsidiary pursuant to such Bridge Securitization so long as each such Investment (i) is accompanied by the concurrent receipt by the Company of proceeds from the sale of the applicable trust certificate equal to 100% of the value of such trust certificate and (ii) is effected by ledger entries, cross receipts and similar documentation and not by the transfer of cash or other financial assets (other than the trust certificate), plus cash Investments from time to time, to the extent necessary to cover the establishment of reserves (A) for facility fees due in respect of such Bridge Securitization and (B) in connection with each advance under a Bridge Securitization, for up to one year's interest due in respect of such advance; (z) amounts required to fund any Cleanup Call under the terms of a Permitted Securitization, provided, however, that in connection with any Cleanup Call under a Permitted Securitization where the trust certificate representing the residual interest therein has been assigned or encumbered pursuant to a subsequent Bridge Securitization, the take-out in respect of such trust certificate under such Bridge Securitization shall have been executed concurrently with such Cleanup Call and the aggregate amount invested or otherwise expended to fund both such Cleanup Call and the related take-out does not exceed the maximum amount permitted to be invested to fund such Cleanup Call under the definition thereof, plus any amounts advanced toward the repurchase by the Company or its Subsidiaries of any related financial assets in connection with such takeout, to the extent such repurchases have been made on terms not materially less favorable to the Company or such repurchasing Subsidiary, taking into account the applicable Securitization Advance Rates, than would be usual and customary in similar transactions between Persons dealing at arms length; and (zz) the disposition to the Company or any Subsidiary (other than a Special Purpose Subsidiary) of the capital stock of any Special Purpose Subsidiary;

4. This First Amendment shall become effective, according to the terms and as of the date hereof, upon satisfaction by the Company of the following conditions:

          (a) Agent shall have received counterpart originals of (i) this First Amendment, duly executed and delivered by the Company and the requisite Banks, and (ii) that certain Reaffirmation of Certain Loan Documents, dated as of the date hereof, duly executed and delivered by the applicable Subsidiaries in form satisfactory to Agent; and

          (b) Agent shall have received from a responsible senior officer of the Company a certification (i) that all necessary actions have been taken by the Company to authorize execution and delivery of this First Amendment, supported by such resolutions or other evidence of corporate authority or action as reasonably required by Agent and the Majority Banks and that no consents or other authorizations of any third parties are required in connection therewith; and (ii) that, after giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing on the proposed effective date of the First Amendment.

5. The Company ratifies and confirms, as of the date hereof and after giving effect to the amendments contained herein, each of the representations and warranties set forth in Sections 6.1 through 6.18, inclusive, of the Credit Agreement and acknowledges that such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement.

6. Except as specifically set forth above, this First Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

7. Unless otherwise defined to the contrary herein, all capitalized terms used in this First Amendment shall have the meaning set forth in the Credit Agreement.

8.   This First Amendment may be executed in counterpart in accordance with
     Section 13.10 of the Credit Agreement.

9. This First Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

                    [SIGNATURES FOLLOW ON SUCCEEDING PAGES]

     WITNESS the due execution hereof as of the day and year first above written.

                                        COMERICA BANK,
                                        as Agent


                                        By: /s/ Harve C. Light
                                            ------------------------------------
                                            Harve C. Light
                                        Its: Vice President

                                                              SIGNATURE PAGE FOR
                                                             CAC FIRST AMENDMENT

                                        CREDIT ACCEPTANCE CORPORATION


                                        By: /s/ Douglas W. Busk
                                            ------------------------------------
                                            Douglas W. Busk
                                        Its: Treasurer

                                                              SIGNATURE PAGE FOR
                                                             CAC FIRST AMENDMENT

                                        BANKS:

                                        COMERICA BANK


                                        By: /s/ Harve C. Light
                                            ------------------------------------
                                            Harve C. Light
                                        Its: Vice President

                                                              SIGNATURE PAGE FOR
                                                             CAC FIRST AMENDMENT

                                        BANK OF AMERICA, N.A.


                                        By: /s/ Charles W. Hagel
                                            ------------------------------------
                                            Charles W. Hagel
                                        Its: Senior Vice President

                                                              SIGNATURE PAGE FOR
                                                             CAC FIRST AMENDMENT

                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By: /s/ David H. Sherer
                                            ------------------------------------
                                            David H. Sherer
                                        Its: Senior Vice President

                                                              SIGNATURE PAGE FOR
                                                             CAC FIRST AMENDMENT

                                        HARRIS N.A.


                                        By: /s/ Paul Rubrich
                                            ------------------------------------
                                            Paul Rubrich
                                        Its: Vice President

                                                              SIGNATURE PAGE FOR
                                                             CAC FIRST AMENDMENT

                                        FIFTH THIRD BANK
                                        (EASTERN MICHIGAN)


                                        By: /s/ John Antonczak
                                            ------------------------------------
                                            John Antonczak
                                        Its: Vice President

                                                              SIGNATURE PAGE FOR
                                                             CAC FIRST AMENDMENT

                                        NATIONAL CITY BANK OF THE MIDWEST,
                                        FORMERLY KNOWN AS NATIONAL CITY BANK OF
                                        MICHIGAN/ILLINOIS


                                        By: /s/ Michael Kell
                                            ------------------------------------
                                            Michael Kell
                                        Its: Vice President